Exhibit 99.1

October 19, 2023

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports third quarter 2023 results
Led the industry in completion rate in the third quarter
Delivered adjusted pretax margin of 11.4%, among the best in the industry despite West Coast fuel price headwinds
Flew final Airbus operating flight, completing Alaska's transition to an all-Boeing fleet

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the third quarter ending September 30, 2023, and provided outlook for the fourth quarter ending December 31, 2023.

“I am grateful to our people for delivering industry-leading operational performance and strong cost discipline this quarter,” said CEO Ben Minicucci. “Our 11.4% adjusted pretax margin is among the best in the industry despite external headwinds. Our investments in our all-Boeing fleet, premium seating on 100% of our aircraft and access for our loyalty members to a global alliance provide our guests with a premium domestic product that rivals any in the industry."

Financial Highlights:
•Reported net income for the third quarter of 2023 under Generally Accepted Accounting Principles (GAAP) of $139 million, or $1.08 per share, compared to a net income of $40 million, or $0.31 per share, for the third quarter of 2022.
•Reported net income for the third quarter of 2023, excluding special items and mark-to-market fuel hedge accounting adjustments, of $237 million, or $1.83 per share, compared to $325 million, or $2.53 per share, for the third quarter of 2022.
•Recorded $2.8 billion in operating revenue.
•Reduced CASM excluding fuel and special items by 5% compared to the third quarter of 2022.
•Repurchased 248,988 shares of common stock for approximately $13 million, bringing total repurchases to $70 million for the nine months ended September 30, 2023.
•Generated $271 million in operating cash flow for the third quarter of 2023.
•Held $2.5 billion in unrestricted cash and marketable securities as of September 30, 2023.
•Ended the quarter with a debt-to-capitalization ratio of 48%, within the target range of 40% to 50%.

Operational Updates:
•Finished the third quarter with an industry-leading completion rate of 99.7%.
•Completed Alaska's transition to an all-Boeing fleet with the retirement of its A321neo aircraft in September, and reached an agreement to sell the ten A321neos to American Airlines, with aircraft sales beginning in the fourth quarter of 2023.
•Received five 737-9 aircraft and two E175 aircraft during the quarter, bringing the totals in the Alaska and Horizon fleets to 56 and 41.

•Provided support and relief to the Maui community following the devastating August wildfires, bringing aid to the island and donating nearly 30 million miles to assist with ongoing efforts.
•Announced new nonstop daily service between San Diego and Atlanta, which will be the 37th nonstop destination from San Diego and the most of any airline serving the airport.
•Launched the Mobile Verify program, providing guests with the ability to securely verify their passports before arriving to the airport for international travel.
•Announced establishment of the Airline Venture Lab with UP.Labs, a partnership designed to build startups aimed at solving strategic challenges facing the airline industry.
•Through Alaska Star Ventures, invested in Assaia, whose aim is to utilize artificial intelligence to optimize aircraft turn times and improve on-time performance.
•Launched a new partnership with Portland-based Stumptown Coffee Roasters to create a custom coffee blend which will be introduced on all flights by the end of 2023.

Awards and Recognition:
•Named for the third year in a row to Newsweek's list of America's Best Customer Service.
•Recognized by Forbes as one of America's Best Employers for Women.

The following table reconciles the company's reported GAAP net income per share (EPS) for the three and nine months ended September 30, 2023 and 2022 to adjusted amounts.

	Three Months Ended September 30,
	2023		2022
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$139	$1.08	$40	$0.31
Mark-to-market fuel hedge adjustments	(35)	(0.27)	131	1.02
Special items - fleet transition and other(a)	156	1.20	155	1.21
Special items - labor and related(b)	—	—	90	0.70
Special items - net non-operating(c)	8	0.06	—	—
Income tax effect of reconciling items above	(31)	(0.24)	(91)	(0.71)
Non-GAAP adjusted net income per share	$237	$1.83	$325	$2.53

	Nine Months Ended September 30,
	2023		2022
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$237	$1.84	$36	$0.28
Mark-to-market fuel hedge adjustments	(14)	(0.11)	64	0.50
Special items - fleet transition and other(a)	355	2.75	376	2.94
Special items - labor and related(b)	51	0.39	90	0.70
Special items - net non-operating(c)	14	0.11	—	—
Income tax effect of reconciling items above	(98)	(0.76)	(128)	(1.00)
Non-GAAP adjusted net income per share	$545	$4.22	$438	$3.42

(a) Special items - fleet transition and other in the three and nine months ended September 30, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023, and for a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement in the third quarter of 2022.
(c) Special items - net non-operating in the three and nine months ended September 30, 2023 is for interest expense associated with certain A321neo lease agreements which were modified as part of Alaska's fleet transition.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

Alaska will hold its quarterly conference call to discuss third quarter results at 8:30 a.m. PDT on October 19, 2023. A webcast of the call is available to the public at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the call.
Fourth Quarter and Full Year 2023 Forecast Information

Q4 Expectation
Capacity (ASMs) % change versus 2022	Up 11% to 14%
Total revenue % change versus 2022	Up 1% to 4%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2022	Down 3% to 5%
Economic fuel cost per gallon	$3.30 to $3.40
Adjusted pretax margin %	0% to 2%

Full Year Expectation
Capacity (ASMs) % change versus 2022	Up 12% to 13%
Total revenue % change versus 2022	Up 7% to 8%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2022	Down 1% to 2%
Adjusted pretax margin %	7% to 8%
Earnings per share(a)	$4.25 to $4.75
Capital expenditures	~$1.7 billion
(a) Earnings per share guidance assumes a full year tax rate of approximately 25%

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We strive to be the most caring airline with award-winning customer service and an industry-leading loyalty program. As a member of the oneworld alliance, and with our additional global partners, our guests can travel to more than 1,000 destinations on more than 25 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskaair.com and follow @alaskaairnews for news and stories. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group.
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2023	2022	Change	2023	2022	Change
Operating Revenue
Passenger revenue	$2,618	$2,615	—%	$7,200	$6,544	10%
Mileage Plan other revenue	159	146	9%	483	433	12%
Cargo and other revenue	62	67	(7)%	190	190	—%
Total Operating Revenue	2,839	2,828	—%	7,873	7,167	10%

Operating Expenses
Wages and benefits	782	686	14%	2,259	1,931	17%
Variable incentive pay	45	48	(6)%	149	140	6%
Aircraft fuel, including hedging gains and losses	694	877	(21)%	1,932	2,000	(3)%
Aircraft maintenance	118	92	28%	367	331	11%
Aircraft rent	48	76	(37)%	161	222	(27)%
Landing fees and other rentals	183	161	14%	502	435	15%
Contracted services	100	83	20%	290	243	19%
Selling expenses	84	82	2%	231	218	6%
Depreciation and amortization	113	104	9%	330	310	6%
Food and beverage service	62	52	19%	176	143	23%
Third-party regional carrier expense	58	53	9%	164	145	13%
Other	185	207	(11)%	544	536	1%
Special items - fleet transition and other	156	155	1%	355	376	(6)%
Special items - labor and related	—	90	(100)%	51	90	(43)%
Total Operating Expenses	2,628	2,766	(5)%	7,511	7,120	5%
Operating Income	211	62	NM	362	47	NM
Non-operating Income (Expense)
Interest income	23	17	35%	62	35	77%
Interest expense	(34)	(31)	10%	(90)	(84)	7%
Interest capitalized	7	3	133%	21	8	163%
Special items - net non-operating	(8)	—	NM	(14)	—	NM
Other - net	(6)	14	(143)%	(22)	38	(158)%
Total Non-operating Expense	(18)	3	NM	(43)	(3)	NM
Income Before Income Tax	193	65		319	44
Income tax expense	54	25		82	8
Net Income	$139	$40		$237	$36

Basic Earnings Per Share	$1.09	$0.32		$1.86	$0.28
Diluted Earnings Per Share	$1.08	$0.31		$1.84	$0.28
Shares used for computation:
Basic	127.187	126.783		127.375	126.440
Diluted	129.188	128.370		129.085	128.087

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$647	$338
Marketable securities	1,804	2,079
Total cash and marketable securities	2,451	2,417
Receivables - net	341	296
Inventories and supplies - net	122	104
Prepaid expenses	187	163
Assets held for sale	385	3
Other current assets	158	57
Total Current Assets	3,644	3,040

Property and Equipment
Aircraft and other flight equipment	10,015	9,053
Other property and equipment	1,756	1,661
Deposits for future flight equipment	538	670
	12,309	11,384
Less accumulated depreciation and amortization	4,283	4,127
Total Property and Equipment - net	8,026	7,257

Other Assets
Operating lease assets	1,171	1,471
Goodwill and intangible assets	2,034	2,038
Other noncurrent assets	290	380
Total Other Assets	3,495	3,889

Total Assets	$15,165	$14,186

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions, except share amounts)	September 30, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$229	$221
Accrued wages, vacation and payroll taxes	561	619
Air traffic liability	1,359	1,180
Other accrued liabilities	806	846
Deferred revenue	1,233	1,123
Current portion of operating lease liabilities	150	228
Current portion of long-term debt and finance leases	736	276
Total Current Liabilities	5,074	4,493

Long-Term Debt, Net of Current Portion	2,128	1,883

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,113	1,393
Deferred income taxes	662	574
Deferred revenue	1,366	1,374
Obligation for pension and post-retirement medical benefits	368	348
Other liabilities	361	305
Total Noncurrent Liabilities	3,870	3,994

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2023 - 138,004,646 shares; 2022 - 136,883,042 shares, Outstanding: 2023 - 127,120,173 shares; 2022 - 127,533,916 shares	1	1
Capital in excess of par value	659	577
Treasury stock (common), at cost: 2023 - 10,884,473 shares; 2022 - 9,349,944 shares	(744)	(674)
Accumulated other comprehensive loss	(360)	(388)
Retained earnings	4,537	4,300
	4,093	3,816
Total Liabilities and Shareholders' Equity	$15,165	$14,186

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Nine Months Ended September 30, 2023	Six Months Ended June 30, 2023(a)	Three Months Ended September 30, 2023(b)
Cash Flows from Operating Activities:
Net Income	$237	$98	$139
Non-cash reconciling items	798	511	287
Changes in working capital	68	223	(155)
Net cash provided by operating activities	1,103	832	271

Cash Flows from Investing Activities:
Property and equipment additions	(991)	(634)	(357)
Other investing activities	181	155	26
Net cash used in investing activities	(810)	(479)	(331)

Cash Flows from Financing Activities:	12	(165)	177

Net increase in cash and cash equivalents	305	188	117
Cash, cash equivalents, and restricted cash at beginning of period	369	369	557
Cash, cash equivalents, and restricted cash at end of the period	$674	$557	$674
(a) As reported in Form 10-Q for the second quarter of 2023.
(b) Cash flows for the three months ended September 30, 2023, can be calculated by subtracting cash flows for the six months ended June 30, 2023, as reported in Form 10-Q for the second quarter 2023, from the nine months ended September 30, 2023.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	12,210	11,437	7%	33,654	31,137	8%
RPMs (000,000) "traffic"	15,718	14,143	11%	43,208	38,475	12%
ASMs (000,000) "capacity"	18,582	16,349	14%	51,447	45,743	12%
Load factor	84.6%	86.5%	(1.9) pts	84.0%	84.1%	(0.1) pts
Yield	16.66¢	18.48¢	(10)%	16.66¢	17.01¢	(2)%
RASM	15.28¢	17.30¢	(12)%	15.30¢	15.67¢	(2)%
CASMex(b)	9.57¢	10.05¢	(5)%	10.05¢	10.17¢	(1)%
Economic fuel cost per gallon(b)	$3.26	$3.66	(11)%	$3.14	$3.38	(7)%
Fuel gallons (000,000)	224	204	10%	620	573	8%
ASMs per gallon	83.0	80.1	4%	83.0	79.8	4%
Departures (000)	111.8	110.4	1%	311.6	309.3	1%
Average full-time equivalent employees (FTEs)	23,879	22,878	4%	23,386	22,354	5%
Mainline Operating Statistics:
Revenue passengers (000)	9,681	8,671	12%	26,735	23,557	13%
RPMs (000,000) "traffic"	14,471	12,846	13%	39,967	34,818	15%
ASMs (000,000) "capacity"	17,123	14,782	16%	47,584	41,221	15%
Load factor	84.5%	86.9%	(2.4) pts	84.0%	84.5%	(0.5) pts
Yield	15.37¢	17.26¢	(11)%	15.37¢	15.76¢	(2)%
RASM	14.20¢	16.34¢	(13)%	14.24¢	14.72¢	(3)%
CASMex(b)	8.67¢	9.15¢	(5)%	9.12¢	9.24¢	(1)%
Economic fuel cost per gallon(b)	$3.22	$3.61	(11)%	$3.11	$3.35	(7)%
Fuel gallons (000,000)	193	173	12%	538	484	11%
ASMs per gallon	88.7	85.4	4%	88.4	85.2	4%
Departures (000)	72.3	65.3	11%	202.1	182.7	11%
Average full-time equivalent employees (FTEs)	18,619	17,453	7%	18,184	17,035	7%
Aircraft utilization	11.9	10.5	13%	11.5	10.4	11%
Average aircraft stage length	1,386	1,347	3%	1,379	1,348	2%
Operating fleet(d)	220	232	(12) a/c	220	232	(12) a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,529	2,767	(9)%	6,919	7,579	(9)%
RPMs (000,000) "traffic"	1,247	1,297	(4)%	3,241	3,657	(11)%
ASMs (000,000) "capacity"	1,459	1,567	(7)%	3,862	4,522	(15)%
Load factor	85.5%	82.8%	2.7 pts	83.9%	80.9%	3.0 pts
Yield	31.57¢	30.69¢	3%	32.64¢	28.88¢	13%
RASM	27.85¢	26.23¢	6%	28.33¢	24.26¢	17%
Departures (000)	39.5	45.2	(13)%	109.5	126.6	(14)%
Operating fleet(d)	83	94	(11) a/c	83	94	(11) a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2023
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$2,225	$394	$—	$(1)	$2,618	$—	$2,618
CPA revenue	—	—	104	(104)	—	—	—
Mileage Plan other revenue	146	13	—	—	159	—	159
Cargo and other revenue	60	—	—	2	62	—	62
Total Operating Revenue	2,431	407	104	(103)	2,839	—	2,839
Operating Expenses
Operating expenses, excluding fuel	1,484	297	89	(92)	1,778	156	1,934
Fuel expense	622	108	—	(1)	729	(35)	694
Total Operating Expenses	2,106	405	89	(93)	2,507	121	2,628
Non-operating Income (Expense)	—	—	(11)	1	(10)	(8)	(18)
Income (Loss) Before Income Tax	$325	$2	$4	$(9)	$322	$(129)	$193
Pretax Margin(d)					11.4%		6.8%

	Three Months Ended September 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$2,217	$398	$—	$—	$2,615	$—	$2,615
CPA revenue	—	—	93	(93)	—	—	—
Mileage Plan other revenue	133	13	—	—	146	—	146
Cargo and other revenue	65	—	—	2	67	—	67
Total Operating Revenue	2,415	411	93	(91)	2,828	—	2,828
Operating Expenses
Operating expenses, excluding fuel	1,352	292	94	(94)	1,644	245	1,889
Fuel expense	625	121	—	—	746	131	877
Total Operating Expenses	1,977	413	94	(94)	2,390	376	2,766
Non-operating Income (Expense)	8	—	(5)	—	3	—	3
Income (Loss) Before Income Tax	$446	$(2)	$(6)	$3	$441	$(376)	$65
Pretax Margin(d)					15.6%		2.3%

	Nine Months Ended September 30, 2023
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$6,143	$1,058	$—	$(1)	$7,200	$—	$7,200
CPA revenue	—	—	274	(274)	—	—	—
Mileage Plan other revenue	447	36	—	—	483	—	483
Cargo and other revenue	184	—	—	6	190	—	190
Total Operating Revenue	6,774	1,094	274	(269)	7,873	—	7,873
Operating Expenses
Operating expenses, excluding fuel	4,342	832	260	(261)	5,173	406	5,579
Fuel expense	1,673	274	—	(1)	1,946	(14)	1,932
Total Operating Expenses	6,015	1,106	260	(262)	7,119	392	7,511
Non-operating Income (Expense)	(3)	—	(29)	3	(29)	(14)	(43)
Income (Loss) Before Income Tax	$756	$(12)	$(15)	$(4)	$725	$(406)	$319
Pretax Margin(d)					9.2%		4.1%

	Nine Months Ended September 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$5,488	$1,056	$—	$—	$6,544	$—	$6,544
CPA revenue	—	—	288	(288)	—	—	—
Mileage Plan other revenue	392	41	—	—	433	—	433
Cargo and other revenue	186	—	—	4	190	—	190
Total Operating Revenue	6,066	1,097	288	(284)	7,167	—	7,167
Operating Expenses
Operating expenses, excluding fuel	3,808	843	291	(288)	4,654	466	5,120
Fuel expense	1,623	313	—	—	1,936	64	2,000
Total Operating Expenses	5,431	1,156	291	(288)	6,590	530	7,120
Non-operating Income (Expense)	12	—	(15)	—	(3)	—	(3)
Income (Loss) Before Income Tax	$647	$(59)	$(18)	$4	$574	$(530)	$44
Pretax Margin(d)					8.0%		0.6%
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes special items and mark-to-market fuel hedge accounting adjustments.
(d)Figures in the tables above are rounded to the nearest million. As a result, manual recalculations may not agree directly to reported figures.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
(in cents)	2023		2022		2023		2022
Consolidated:
CASM	14.14	¢	16.91	¢	14.60	¢	15.56	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.73		5.36		3.76		4.37
Special items - fleet transition and other(a)	0.84		0.95		0.69		0.82
Special items - labor and related(b)	—		0.55		0.10		0.20
CASM excluding fuel and special items	9.57	¢	10.05	¢	10.05	¢	10.17	¢

Mainline:
CASM	13.01	¢	16.20	¢	13.47	¢	14.59	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.42		5.52		3.49		4.44
Special items - fleet transition and other(a)	0.92		0.92		0.75		0.69
Special items - labor and related(b)	—		0.61		0.11		0.22
CASM excluding fuel and special items	8.67	¢	9.15	¢	9.12	¢	9.24	¢
(a) Special items - fleet transition and other in the three and nine months ended September 30, 2023 and 2022 is primarily for impairment charges and accelerated costs associated with the retirement of Airbus and Q400 aircraft.
(b) Special items - labor and related is primarily for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023 and for a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement in the third quarter of 2022.

Fuel Reconciliation
	Three Months Ended September 30,
	2023		2022
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$711	$3.18	$775	$3.80
Losses (gains) on settled hedges	18	0.08	(29)	(0.14)
Consolidated economic fuel expense	729	3.26	746	3.66
Mark-to-market fuel hedge adjustment	(35)	(0.16)	131	0.64
GAAP fuel expense	$694	$3.10	$877	$4.30
Fuel gallons		224		204

	Nine Months Ended September 30,
	2023		2022
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,899	$3.06	$2,103	$3.67
Losses (gains) on settled hedges	47	0.08	(167)	(0.29)
Consolidated economic fuel expense	1,946	3.14	1,936	3.38
Mark-to-market fuel hedge adjustment	(14)	(0.02)	64	0.11
GAAP fuel expense	$1,932	$3.12	$2,000	$3.49
Fuel gallons		620		573

Debt-to-capitalization, including operating and finance leases
(in millions)	September 30, 2023	December 31, 2022
Long-term debt, net of current portion	$2,128	$1,883
Capitalized operating leases	1,263	1,621
Capitalized finance leases(a)	452	—
Adjusted debt, net of current portion of long-term debt	3,843	3,504
Shareholders' equity	4,093	3,816
Total Invested Capital	$7,936	$7,320

Debt-to-capitalization ratio, including operating and finance leases	48%	48%
(a)To best reflect our leverage at September 30, 2023, we included our capitalized finance lease balances, which are recognized within the 'Current portion of long-term debt and finance leases' line of the condensed consolidated balance sheet.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	September 30, 2023	December 31, 2022
Current portion of long-term debt and finance leases	$736	$276
Current portion of operating lease liabilities	150	228
Long-term debt	2,128	1,883
Long-term operating lease liabilities, net of current portion	1,113	1,393
Total adjusted debt	4,127	3,780
Less: Total cash and marketable securities	2,451	2,417
Adjusted net debt	$1,676	$1,363

(in millions)	Twelve Months Ended September 30, 2023	Twelve Months Ended December 31, 2022
GAAP Operating Income(a)	$385	$70
Adjusted for:
Special items	520	580
Mark-to-market fuel hedge adjustments	(2)	76
Depreciation and amortization	435	415
Aircraft rent	230	291
EBITDAR	$1,568	$1,432
Adjusted net debt to EBITDAR	1.1x	1.0x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding fuel expense and special items from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and special items, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•CASM excluding fuel and special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM, or "unit cost"; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus A320, and Airbus A321neo jets and all associated revenue and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile